EXHIBIT 10.3

Assignment of Franchising Rights License Agreement

This Assignment of Franchising Rights License Agreement  (“Assignment”)  is made this _____ day of September, 2005, by and between Famous Uncle Al’s Hot Dogs, Inc., a Delaware corporation (“Licensee”),  Licensee’s parent corporation Famous Food Groups, Inc., a Delaware corporation (Parent), and National Franchise Directors, Inc., a Delaware corporation (“Assignee”), individually a “party” and collectively the “parties”, and provides as follows:

Recitals

Whereas Licensee entered into that Franchising Rights License Agreement dated ______ November, 2002, by and among Licensee, Famous Uncle Al’s, Inc., a Virginia corporation (“Licensor”), and Famous Uncle Al’s Franchising Corporation, a Virginia corporation (“UAF”) (the “Original Franchise Agreement”), wherein Licensee became entitled to certain exclusive franchising rights and privileges, as set forth in that Original Franchise Agreement;

Whereas the Original Franchise Agreement was amended by Supplemental Agreement dated ___ September, 2005, by and among Licensor, UAF, Licensee, and Assignee, which Supplemental Agreement expressly authorized assignment by Licensee to Assignee (the Original Franchise Agreement, as amended by the Supplemental Agreement, shall hereinafter collectively be referred to as the “Franchise Agreement”); and

Whereas Licensee, Parent, and Assignee are parties to that Settlement Agreement dated ______ September 2005 (the “Settlement Agreement”), in which it was agreed by all parties thereto that Licensee should assign its franchising rights  and interests in all existing franchises to Assignee as part of the terms and conditions of that Settlement Agreement; and

Whereas Licensee wishes to assign and transfer all of its right, title and  interest in and to, and obligations under, the Franchise Agreement to Assignee, and Assignee desires transfer of same;

Agreement

NOW THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and conditions of the parties hereto, the receipt and sufficiency of which is hereby acknowledged, the parties do hereby covenant and agree as follows:

1.

Licensee does  hereby  grant, assign, convey and transfer  to Assignee all of Licensee’s  right, title and interest in, and its obligations under,  the Franchise Agreement, including any rights and obligations under any currently-existing franchises sublicensed by Licensee thereunder, and Licensee fully authorizes and empowers Assignee to exercise all rights as Licensee under the terms of that Franchise Agreement, and in the same manner as Licensee might or could do thereunder.

2.

Assignee hereby expressly assumes all of the terms, covenants, conditions and obligations under the terms of the Franchise Agreement, and any currently-existing franchises sublicensed by Licensee thereunder, and expressly agrees to be bound thereby, and assumes full performance of same.

3.

Except for the substitution of the “Assignee” as the  “Licensee”, all of the other terms, covenants and conditions of the Franchise Agreement  remain the same.

IN WITNESS WHEREOF, the Parties have executed this Assignment effective as of the date first written above.

Famous Uncle Al’s Hot Dogs, Inc.

By: ________________________

        James Ditanna, Director

Date: ______________________

Famous Food Groups,  Inc.

By: ________________________

James Ditanna, President

Date:   ______________________

National Franchise Directors, Inc.

By: ________________________

        Dean Valentino, President

Date: ________________________